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                                                                      EXHIBIT 23


We consent to the incorporation by reference in this Quarterly Report (Form 10-Q) of NetMed, Inc. fka Papnet of Ohio, Inc. of our report dated March 22, 1996 except for Note 4 as to which the date is July 5, 1996 on the financial statements of ER Group, Inc.; our report dated March 22, 1996 except for Note 4, as to which the date is July 5, 1996 on the combined financial statements of Carolina Cytology, Inc. and CCWP Partners, Inc.; our report dated March 22, 1996 except for Note 5, as to which the date is July 5, 1996 on the financial statements of Indiana Cytology Review Corporation; and our report dated March 22, 1996 except for Note 4, as to which the date is July 5, 1996 on the financial statements of Cytology Indiana, Inc. included in the Papnet of Ohio, Inc. Registration Statement on S-4 filed with the Securities and Exchange Commission on July 16, 1996 (Registration No. 333-8199).

/s/ Ernst & Young LLP

Columbus, Ohio
March 22, 1996